UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20509

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 30, 2021

Tejon Ranch Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7183	77-0196136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1000, Lebec, California	93243
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 661 248-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On November 30, 2021, Centennial Founders, LLC, a Delaware limited liability company and Tejon Ranchcorp, a California corporation, both affiliates of Tejon Ranch Co. (“we” or “the Company”), entered into a Settlement Agreement (the “Settlement Agreement”) with respect to a petition commencing litigation filed on May 15, 2019, by Climate Resolve, a California non-profit public benefit corporation (“Climate Resolve”) in the Los Angeles County Superior Court (the “Court”) captioned Climate Resolve v. County of Los Angeles, et al. (Case No. 19STCP01917), challenging Los Angeles County’s approval of a mixed-use, master-planned development project (“Centennial”) and its certification pursuant to the California Environmental Quality Act (CEQA) (the “Litigation”). Pursuant to the Settlement Agreement, which is effective as of November 30, 2021, the Company has agreed: (1) to make Centennial a net zero greenhouse gas (“GHG”) emissions project through various on-site and off-site measures, including but not limited to installing electric vehicle chargers and establishing and funding incentive programs for the purchase of electric vehicles; (2) to fund certain on-site and off-site fire protection and prevention measures; and (3) to provide annual public reports and create an organization to monitor progress towards these commitments. In exchange, Climate Resolve has agreed to request dismissal of the Litigation with prejudice from the Court on November 30, 2021, and to not take further action to oppose Centennial. The Settlement Agreement also contains customary representations, warranties, and covenants from each of the parties.

The foregoing is only a summary of the material terms of the Settlement Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Settlement Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2021.

The Settlement Agreement is a compromise of disputed claims and should not be construed as an admission of liability. Given the inherent risk of court proceedings, judicial and administrative delay, and the potential cost of an adverse resolution of the Litigation, we believe that the Settlement Agreement is in the Company’s best interest and in the best interests of our shareholders.

The Settlement Agreement covers only the Litigation and does not settle claims made by the Center for Biological Diversity or the California Native Plant Society, which are being adjudicated separately by the Company at the time of this Report.

Item 7.01 Regulation FD

In connection with the Settlement Agreement, the Company and Climate Resolve have agreed to issue a joint public statement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Public Statement of the Company dated December 1, 2021, announcing the Company’s settlement of CEQA litigation with Climate Resolve.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2021	TEJON RANCH CO.

	By:	/S/ ALLEN E. LYDA
	Name:	Allen E. Lyda
	Title:	Executive Vice President, and Chief Operating Officer

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